As filed with the Securities and Exchange Commission on May 17, 2002
Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

LEGATO SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-3077394
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2350 West El Camino Real
Mountain View, CA 94040
(Address of principal executive offices) (Zip Code)

AMENDED AND RESTATED OTG SOFTWARE, INC. 2000 STOCK INCENTIVE PLAN
OPTICAL TECHNOLOGY GROUP 1998 STOCK INCENTIVE PLAN
SMART STORAGE, INC. 1994 STOCK PLAN
(Full title of the Plans)

DAVID B. WRIGHT
President and Chief Executive Officer
Legato Systems, Inc.
2350 West El Camino Real
Mountain View, CA 94040
(Name and address of agent for service)
(650) 210-7000
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Amended and Restated OTG Software, Inc. 2000 Stock Incentive Plan Common Stock, $0.0001 par value	2,623,965 shares	$9.10	$23,878,081.50	$2,196.78

Optical Technology Group 1998 Stock Incentive Plan Common Stock, $0.0001 par value	660,949 shares	$8.59	$5,677,551.91	$522.33

Smart Storage, Inc. 1994 Stock Plan Common Stock, $0.0001 par value	94,910 shares	$4.16	$394,825.60	$36.32

Aggregate Registration Fee				$2,755.43

(1)
This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Amended and Restated OTG Software, Inc. 2000 Stock Incentive Plan, the Optical Technology Group, Inc. 1998 Stock Incentive Plan and the Smart Storage, Inc. 1994 Stock Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.

(2)	Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of the outstanding options.

PART II

Information Required in the Registration Statement

Item 3.    Incorporation of Documents by Reference

Legato Systems, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “SEC”):

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 filed with the SEC on March 14, 2002;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002, filed with the SEC on May 15, 2002;

(c)	The Registrant’s Current Reports on Form 8-K filed with the SEC on February 21, 2002 and April 17, 2002;

(d)
The Registrant’s Registration Statement No. 0-26130 on Form 8-A filed with the SEC on May 19, 1995 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), in which there is described the terms, rights and provisions applicable to the Registrant’s outstanding Common Stock.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities

Not Applicable.

Item 5.    Interests of Named Experts and Counsel

Not Applicable.

Item 6.    Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation’s Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “1933 Act”). The Registrant’s Bylaws provide for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into Indemnification Agreements with each of its directors and officers.

Item 7.    Exemption from Registration Claimed

Not Applicable.

Item 8.    Exhibits

Exhibit Number	Exhibit

4
Instrument Defining Rights of Stockholders. Reference is made to Registrant’s Registration Statement No. 0-26130 on Form 8-A, which is incorporated herein by reference pursuant to Item 3(d) of this Registration Statement.

5	Opinion and consent of Brobeck, Phleger & Harrison LLP.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23.2	Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.

24	Power of Attorney. Reference is made to page II-3 of this Registration Statement.

99.1	Amended and Restated OTG Software, Inc. 2000 Stock Incentive Plan.

99.2	Amended and Restated OTG Software, Inc. 2000 Stock Incentive Plan form of Stock Option Agreement.

99.3	Optical Technology Group, Inc. 1998 Stock Incentive Plan.

99.4	Optical Technology Group, Inc. 1998 Stock Incentive Plan form of Stock Option Agreement.

99.5	Smart Storage, Inc. 1994 Stock Plan.

99.6	Smart Storage, Inc. 1994 Stock Plan form of Stock Option Agreement.

99.7	Form of Stock Option Assumption Agreement for Amended and Restated OTG Software, Inc. 2000 Stock Incentive Plan.

99.8	Form of Stock Option Assumption Agreement for Optical Technology Group, Inc. 1998 Stock Incentive Plan.

99.9	Form of Stock Option Assumption Agreement for Smart Storage, Inc. 1994 Stock Plan.

99.10	Form of Stock Option Assumption Agreement—No Accelerated Vesting.

Item 9.    Undertakings

A.    The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Amended and Restated OTG Software, Inc. 2000 Stock Incentive Plan, the Optical Technology Group, Inc. 1998 Stock Incentive Plan and the Smart Storage, Inc. 1994 Stock Plan.

B.    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.    Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California on this 16th day of May 2002.

LEGATO SYSTEMS, INC.

By:	/s/ DAVID B. WRIGHT
David B. Wright Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of Legato Systems, Inc., a Delaware corporation, do hereby constitute and appoint David B. Wright and Andrew Brown, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and either of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ DAVID B. WRIGHT David B. Wright	Chairman, President and Chief Executive Officer (Principal Executive Officer)	May 16, 2002

/s/ ANDREW J. BROWN Andrew J. Brown	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	May 16, 2002

4

Name	Title	Date

/S/ CORY J. SINDELAR Cory J. Sindelar	Vice President and Corporate Controller (Principal Accounting Officer)	May 16, 2002

/S/ ERIC A. BENHAMOU Eric A. Benhamou	Director	May 16, 2002

/S/ RAYMOND BINGHAM Raymond Bingham	Director	May 16, 2002

/S/ BRENDAN J. DAWSON Brendan J. Dawson	Director	May 16, 2002

/S/ KENNETH A. GOLDMAN Kenneth A. Goldman	Director	May 16, 2002

Richard A. Kay	Director

/S/ CHRISTOPHER B. PAISLEY Christopher B. Paisley	Director	May 16, 2002

David N. Strohm	Director

EXHIBIT INDEX

Exhibit Number	Exhibit

4
Instruments Defining the Rights of Stockholders. Reference is made to Registrant’s Registration Statement No. 0–26130 on Form 8-A, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(d) to this Registration Statement.

5	Opinion and consent of Brobeck, Phleger & Harrison LLP.

23.1	Consent of PricewaterhouseCoopers Independent Accountants.

23.2	Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.

24	Power of Attorney. Reference is made to page II-3 of this Registration Statement.

99.1	Amended and Restated OTG Software, Inc. 2000 Stock Incentive Plan.

99.2	Amended and Restated OTG Software, Inc. 2000 Stock Incentive Plan form of Stock Option Agreement.

99.3	Optical Technology Group, Inc. 1998 Stock Incentive Plan.

99.4	Optical Technology Group, Inc. 1998 Stock Incentive Plan form of Stock Option Agreement.

99.5	Smart Storage, Inc. 1994 Stock Plan.

99.6	Smart Storage, Inc. 1994 Stock Plan form of Stock Option Agreement.

99.7	Form of Stock Option Assumption Agreement for Amended and Restated OTG Software, Inc. 2000 Stock Incentive Plan.

99.8	Form of Stock Option Assumption Agreement for Optical Technology Group, Inc. 1998 Stock Incentive Plan.

99.9	Form of Stock Option Assumption Agreement for Smart Storage, Inc. 1994 Stock Plan.

99.10	Form of Stock Option Assumption Agreement—No Accelerated Vesting